Matinas BioPharma Provides Corporate Update and Reports First Quarter 2019 Financial Results

– Company to host conference call and webcast today, Tuesday, May 14th, at 8:30 AM ET –

Bedminster, NJ (May 14, 2019) – Matinas BioPharma Holdings, Inc. (NYSE AMER: MTNB), a clinical-stage biopharmaceutical company, today announced its financial results for the quarter ended March 31, 2019 and provided an update on its corporate activities and product pipeline.

“Throughout the first quarter, we made great progress across all aspects of our business, while adding impactful clinical and financial expertise to our management team. Most importantly, we closed on a $32 million financing, led by fundamental healthcare institutional investors, which will fund our operations into the first quarter of 2021. This now enables us to return our focus to executing on our streamlined development plans for MAT9001 which are designed to yield data we believe could differentiate this product from any other prescription-only omega-3 product approved or in development for the treatment of cardiovascular or metabolic conditions. We have secured supply of MAT9001 necessary to conduct our studies through 2020 and eagerly anticipate starting multiple studies with MAT9001 in the coming months,” commented Jerome D. Jabbour, Chief Executive Officer of Matinas.

“Furthermore, on the LNC platform side of our business, we are also now positioned for an important FDA meeting in late June to discuss our NIH-funded development program for our MAT2203 antifungal therapy toward an indication for the treatment of cryptococcal meningitis. Finally, we have continued to advance discussions with key third parties regarding the utilization of our delivery technology in areas of innovative medicine. We believe that these early-stage collaborations could represent a significant opportunity for us moving forward,” added Mr. Jabbour.

FIRST QUARTER 2019 AND SUBSEQUENT HIGHLIGHTS

●	Added strategic financial expertise with the appointment of Keith A. Kucinski, CPA, MBA as Chief Financial Officer;
●	Signed first LNC platform research evaluation with top global pharmaceutical company in the oligonucleotide space;
●	Bolstered team with cardiovascular expert, James J. Ferguson III, M.D., formerly of Amgen, as Chief Medical Officer to assist in leading clinical development of MAT9001;
●	Closed $32 million financing led by fundamental healthcare institutional investors;
●	FDA Type-C Meeting for MAT2203 scheduled for late June to discuss Phase 2 NIH-funded study in cryptococcal meningitis anticipated to commence in Q3 2019;
●	Secured clinical supplies of MAT9001 to support all planned studies through 2020;
●	Plans to commence 28-day comparative bridging toxicology study of MAT9001 in Q2 2019; and
●	Plans to commence a clinical bioavailability study and comparison of PK parameters for MAT9001 in Q3 2019.

FIRST QUARTER 2019 SUMMARY OF FINANCIAL RESULTS

For the three months ended March 31, 2019, the Company reported a net loss attributable to common shareholders of approximately $4.3 million, or a net loss per share basic and diluted of $0.04, compared to a net loss attributable to common shareholders of approximately $4.3 million, or a net loss per share basic and diluted of $0.05, for the three months ended March 31, 2018.

The Company ended the quarter with cash and cash equivalents of approximately $39.4 million. In March 2019, the Company completed a public offering of its common stock for gross proceeds of $32.4 million, before deducting underwriting discounts and commissions and other estimated offering expenses. Based on Management’s current projections the Company believes that cash on hand is sufficient to fund operations into the first quarter of 2021.

CONFERENCE CALL AND WEBCAST DETAILS

As previously announced, Matinas will host a live conference call and webcast for investors, analysts and other interested parties today, Tuesday, May 14, 2019 at 8:30 a.m. ET.

To participate in the call, please dial (877) 407-5976 (domestic) or (412) 902-0031 (international). The live webcast will be available on the Events page of the Investors section of the Company’s website (www.matinasbiopharma.com), and will be archived for 60 days.

About Matinas BioPharma

Matinas BioPharma is a clinical-stage biopharmaceutical company focused on creating value through the streamlined development of its lead product candidate, MAT9001, for the treatment of cardiovascular and metabolic conditions and the application of its lipid nano-crystal (“LNC”) platform technology to solve complex challenges relating to the safe and effective delivery of small molecules, gene therapies, proteins, peptides and vaccines.

The Company is actively pursuing the development of MAT9001 with the support of a world-class team of clinical key opinion leaders and regulatory consultants. MAT9001 is a prescription-only omega-3 fatty acid-based composition, comprised primarily of EPA and DPA, under development for hypertriglyceridemia, which has shown superiority versus Vascepa® (icosapent ethyl) in reducing serum triglycerides, Total- and Non-HDL-Cholesterol, apolipoprotein CIII and PCSK9 levels.

In addition, the Company’s proprietary, disruptive technology utilizes lipid-crystal nano-particle cochleates to encapsulate small molecules, nucleic acid polymers, vaccines and other medicines potentially making them safer, more tolerable, less toxic and orally bioavailable.

Matinas BioPharma Holdings Inc.

Condensed Consolidated Balance Sheets

Unaudited

	March 31, 2019	December 31, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$39,412,546	$12,446,838
Restricted cash	100,000	100,000
Prepaid expenses	391,027	538,646
Total current assets	39,903,573	13,085,484

Non-current assets:
Leasehold improvements and equipment - net	1,522,413	2,042,893
Operating lease right-of-use assets	4,102,985	-
Finance lease right-of-use assets	203,371	-
In-process research and development	3,017,377	3,017,377
Goodwill	1,336,488	1,336,488
Restricted cash - security deposit	486,000	461,000
Total non-current assets	10,668,634	6,857,758
Total assets	$50,572,207	$19,943,242

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$394,692	$295,652
Note payable	79,937	199,842
Accrued expenses	1,010,589	1,086,868
Stock dividends payable - current	1,174,286	1,174,286
Operating lease liabilities - current	374,998	-
Financing lease liabilities - current	81,425	83,245
Total current liabilities	3,115,927	2,839,893

Non-current liabilities:
Deferred tax liability	341,265	341,265
Operating lease liabilities - net of current portion	4,020,089	-
Financing lease liabilities - net of current portion	89,240	107,656
Deferred rent liability	-	512,704
Total non-current liabilities	4,450,594	961,625
Total liabilities	7,566,521	3,801,518

Stockholders’ equity:
Series A Convertible preferred stock, stated value $5.00 per share, 1,600,000 shares authorized as of March 31, 2019 and December 31, 2018; 1,467,858 shares issued and outstanding as of March 31, 2019 and December 31, 2018 (liquidation preference - $8,513,576 at March 31, 2019)	5,583,686	5,583,686

Series B Convertible preferred stock, stated value $1,000 per share, 8,000 shares authorized as of March 31, 2019 and December 31, 2018; 4,730 and 4,819 shares issued and outstanding as of March 31, 2019 and December 31, 2018; (liquidation preference - $4,370,000 at March 31, 2019)	4,119,043	4,196,547

Common stock par value $0.0001 per share, 250,000,000 shares authorized at March 31, 2019 and December 31, 2018; 142,991,442 and 113,287,670 issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	14,299	11,329

Additional paid in capital	103,284,125	72,294,921
Accumulated deficit	(69,995,467)	(65,944,759)
Total stockholders’ equity	43,005,686	16,141,724
Total liabilities and stockholders’ equity	$50,572,207	$19,943,242

The accompanying notes are an integral part of these condensed consolidated financial statements.

Matinas BioPharma Holdings, Inc.

Condensed Consolidated Statements of Operations

Unaudited

	Three Months Ended March 31,
	2019	2018
Revenue:
Contract research revenue	$-	$29,937
Costs and expenses:
Research and development	2,314,701	2,192,888
General and administrative	1,788,414	1,957,798

Total costs and expenses	4,103,115	4,150,686

Loss from operations	(4,103,115)	(4,120,749)
Other income, net	52,407	10,745

Net loss	$(4,050,708)	$(4,110,004)

Preferred stock series A accumulated dividends	(146,786)	(147,286)
Preferred stock series B accumulated dividends	(118,250)	-

Net loss attributable to common shareholders	$(4,315,744)	$(4,257,290)

Net loss available for common shareholders per share - basic and diluted	$(0.04)	$(0.05)

Weighted average common shares outstanding - basic and diluted	117,366,673	93,542,552

The accompanying notes are an integral part of these condensed consolidated financial statements.

Forward Looking Statements: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those relating to the Company’s anticipated capital and liquidity needs, strategic focus and the future development of its product candidates, including MAT9001 and MAT2203, the anticipated timing of regulatory submissions, the anticipated timing of clinical studies, the anticipated timing of regulatory interactions, the Company’s ability to identify and pursue development and partnership opportunities for its products or platform delivery technology on favorable terms, if at all, and the ability to obtain required regulatory approval and other statements that are predictive in nature, that depend upon or refer to future events or conditions. All statements other than statements of historical fact are statements that could be forward-looking statements. Forward-looking statements include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “believes,” “estimates” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to obtain additional capital to meet our liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials of our product candidates; our ability to successfully complete research and further development and commercialization of our product candidates; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and the other factors listed under “Risk Factors” in our filings with the SEC, including Forms 10-K, 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this release. Except as may be required by law, the Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Matinas BioPharma’s product candidates are all in a development stage and are not available for sale or use.

Investor and Media Contact

Jenene Thomas

Jenene Thomas Communications, LLC

Phone: +1 (833) 475-8247

Email: mtnb@jtcir.com

Source: Matinas BioPharma Holdings, Inc.

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